As filed with the Securities and Exchange Commission on April 3, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	04-2857552
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

27 DRYDOCK AVENUE, BOSTON, MASSACHUSETTS	02210
(Address of Principal Executive Offices)	(Zip Code)

SATCON TECHNOLOGY CORPORATION

2005 INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

David B. Eisenhaure

Chief Executive Officer

SatCon Technology Corporation

27 Drydock Avenue

Boston, Massachusetts  02210

(Name and Address of Agent for Service)

(617) 897-2400

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	10,000,000 Shares	$1.88(1)	$18,800,000(1)	$738.84

(1)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the Nasdaq Capital Market on March 28, 2008 ($1.88), in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         This Registration Statement is being filed to register an additional 10,000,000 shares of the Common Stock of SatCon Technology Corporation (the “Registrant”) that may be issued under the SatCon Technology Corporation 2005 Incentive Compensation Plan.  Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of (i) the Registrant’s Registration Statement on Form S-8 (No. 333-125883) as previously filed with the Securities and Exchange Commission on June 17, 2005 and (ii) the Registrant’s Registration Statement on Form S-8 (No. 333-145337) as previously filed with the Securities and Exchange Commission on August 10, 2007.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 3rd day of April, 2008.

SATCON TECHNOLOGY CORPORATION

By: /s/ David B. Eisenhaure
David B. Eisenhaure
Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David B. Eisenhaure	Chief Executive Officer and President
David B. Eisenhaure	(Principal Executive Officer)	April 3, 2008

/s/ David E. O’Neil	Vice President, Finance and Treasurer
David E. O’Neil	(Principal Financial Officer)	April 3, 2008

/s/ John W. Peacock	Controller and Chief Accounting Officer	April 3, 2008
John W. Peacock	(Principal Accounting Officer)

/s James L. Kirtley, Jr.	Director	April 3, 2008
James L. Kirtley, Jr.

/s/ David J. Prend	Director	April 3, 2008
David J. Prend

/s/ Philip J. Deutch	Director	April 3, 2008
Philip J. Deutch

/s/ John M. Carroll	Director (Chairman)	April 3, 2008
John M. Carroll

/s/ Daniel R. Dwight	Director	April 3, 2008
Daniel R. Dwight

/s/ Robert G. Schoenberger	Director	April 3, 2008
Robert G. Schoenberger

EXHIBIT INDEX

No.	Description

5.1	Opinion of Greenberg Traurig LLP, counsel to the Registrant.

23.1	Consent of Greenberg Traurig LLP (included in Exhibit 5.1).

23.2	Consent of Vitale, Caturano & Company Ltd.